As filed with the Securities and Exchange Commission on May 14, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Titan Mining Corporation

(Exact name of registrant as specified in its charter)

British Columbia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

999 Canada Place, Suite 555 Vancouver, British Columbia Canada	V6C 3E1
(Address of Principal Executive Offices)	(Zip Code)

Titan Mining Corporation Stock Option Plan

Restricted Share Unit Plan for Designated Participants of Titan Mining Corporation and its Affiliates

(Full title of the plan)

C T Corporation

28 Liberty Street

New York, NY 10005

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copies to:

Thomas M. Rose Shona Smith Troutman Pepper Locke LLP 111 Huntington Avenue, 9th Floor Boston, Massachusetts 02199-7613 United States (757) 687-7715	Graeme D. Martindale Michelle Wilkinson Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard Street P.O. Box 48600 Vancouver, BC V7X 1T2 Canada (416) 863-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by Titan Mining Corporation, a corporation incorporated under the laws of the Province of British Columbia, Canada (the “Company” or the “Registrant”), to register 9,828,810 common shares, no par value per share, of the Company (referred to herein as “common shares”) pursuant to the Titan Mining Corporation Stock Option Plan (the “Stock Option Plan”) and the Restricted Share Unit Plan for Designated Participants of Titan Mining Corporation and its Affiliates (the “RSU Plan,” and together with the Stock Option Plan, the “Plans”), consisting of (i) 7,999,446 common shares issuable upon exercise of outstanding stock options (referred to herein as “options”) previously granted under the Stock Option Plan; and (ii) 1,829,364 common shares not subject to outstanding awards under the Plans. In addition, this registration statement registers the resale of up to 294,048 common shares issued upon exercise of options by the Selling Shareholders named herein that were issued prior to the filing of this registration statement.

This registration statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form F-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those common shares referred to above that constitute “restricted securities” and/or “control securities” within the meaning of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), by the Selling Shareholders named herein. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8.

In accordance with General Instruction C of Form S-8, the amount of common shares to be reoffered or resold under the reoffer prospectus by each Selling Shareholder, and any other person with whom he or she is acting in concert for the purpose of selling such common shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the U.S. Securities Act. The inclusion of such common shares in the reoffer prospectus does not necessarily represent a present intention to sell any or all of such common shares.

Part I — Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The document(s) containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants, as specified by Rule 428(b)(1) under the U.S. Securities Act. Such documents are not required to be, and are not, filed with the United States Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the U.S. Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the U.S. Securities Act.

REOFFER PROSPECTUS

Titan Mining Corporation

294,048 Common Shares

This prospectus relates to 294,048 common shares, no par value per share (which we refer to as “common shares”), of Titan Mining Corporation, a corporation incorporated under the laws of the Province of British Columbia, Canada (the “Company”), which may be reoffered and resold from time to time by certain of our shareholders (which we refer to collectively as the “Selling Shareholders”) for their own accounts. We will not receive any of the proceeds from the sale of common shares by the Selling Shareholders pursuant to this prospectus.

The common shares that may be reoffered and resold under this prospectus consist of 294,048 common shares issued upon exercise of options granted to the Selling Shareholders under the Titan Mining Corporation Stock Option Plan (the “Stock Option Plan”).

The Selling Shareholders may sell the common shares described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Shareholders may sell any, all, or none of their common shares, and we do not know when or in what amount the Selling Shareholders may sell their common shares under this prospectus. The price at which any of the common shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The common shares may be sold at the market price of the common shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the common shares. The Selling Shareholders will bear any and all sales commissions and similar expenses in connection with sales of their common shares hereunder. We provide more information regarding how the Selling Shareholders may sell their common shares in the section entitled “Plan of Distribution”.

Our common shares are listed on the Toronto Stock Exchange under the symbol “TI” and on the NYSE American under the symbol “TII”. On May 13, 2026, the last sale price of our common shares reported on the Toronto Stock Exchange was CAD$4.18 and on the NYSE American was $3.06.

The amount of common shares to be offered or resold under this prospectus by each Selling Shareholder, or other person with whom he or she is acting in concert for the purpose of selling common shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”).

Investing in our common shares involves a high degree of risk. Before buying any common shares, you should carefully read the discussion of the risks of investing in our common shares in the section entitled “Risk Factors” on page 2 of this prospectus.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Where You Can Find More Information”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2026.

i

ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires or otherwise states, references to “Titan Mining”, our/the “Company”, “we”, “us”, “our”, and similar references refer to Titan Mining Corporation, a corporation incorporated under the laws of the Province of British Columbia, Canada, and, where applicable, its subsidiaries.

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement provided by us or on our behalf. Neither we nor the Selling Shareholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Shareholders are not making an offer to sell common shares in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus and the documents incorporated by reference is accurate only as of the date on such documents, regardless of the time of delivery of this prospectus or of any sale of common shares. Our business, results of operations, financial condition, and prospects may have changed since that date.

Our consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Such financial statements may not be comparable to financial statements prepared in accordance with United States generally accepted accounting principles. In this prospectus, unless otherwise indicated, references to “$” or “US$” indicate references to United States dollars. References to “CAD$” indicate references to Canadian dollars. On May 13, 2026, the exchange rate as reported by the Bank of Canada was US$1.00 = CAD$1.3703.

Unless otherwise indicated, all mineral resource and mineral reserve estimates included in the documents incorporated by reference into this prospectus have been prepared in accordance with Canadian National Instrument 43-101 (“NI 43-101”) and the Canadian Institute of Mining and Metallurgy Classification System. NI 43-101 is a rule developed by the Canadian securities administrators, which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ from the requirements of the United States Securities and Exchange Commission (“SEC”). Accordingly, mineral resource and mineral reserve estimates, and other scientific and technical information, contained in the documents incorporated by reference into this prospectus may not be comparable to similar information disclosed by U.S. companies.

Before you invest, you should read this prospectus together with the information incorporated by reference into this prospectus and the additional information described below under the heading “Where You Can Find More Information”. You should refer to the registration statement of which this prospectus forms a part and the exhibits to the registration statement for further information.

ii

THE COMPANY

Business Overview

Titan Mining is a natural resource company engaged in the acquisition, exploration, development and production of mineral properties. The Company’s principal asset is its indirect ownership interest of Empire State Mines, LLC, which owns the Empire State Mines project in St. Lawrence County, New York (“ESM” or the “Empire State Mine”). ESM is comprised of the Company’s Kilbourne Graphite Project as well as a group of past producing zinc mines including the #2, #3, #4, Hyatt, Pierrepont and Edwards mines. Titan declared commercial production at its ESM zinc operations as at and for the period ended December 31, 2020. Titan is also a natural flake graphite producer and the USA’s first end-to-end producer of natural flake graphite in 70 years.

The Company’s primary source of revenue is from sales of zinc concentrates produced at ESM. The zinc concentrates produced by the Company at ESM are 100% sold to Glencore Ltd. pursuant to an off-take agreement between the Company and Glencore Ltd. dated October 27, 2017. The Company is also advancing its Kilbourne Graphite Project located at ESM. The Company announced results of a preliminary economic assessment for Kilbourne on December 11, 2025. A summary of results are included under the heading “Empire State Mine” in the Company’s Annual Information Form for the year ended December 31, 2025, which is attached as Exhibit 99.1 to the Company’s Annual Report on Form 40-F for the year ended December 31, 2025, filed with the SEC on March 19, 2026, as amended by Amendment No. 1 to the Company’s Annual Report on Form 40-F/A, filed with the SEC on March 27, 2026, which are incorporated by reference herein.

Corporate Information

Our legal and commercial name is Titan Mining Corporation. We were incorporated on October 15, 2012 under the Business Corporations Act (British Columbia).

Our common shares are listed on the Toronto Stock Exchange under the symbol “TI” and on the NYSE American under the symbol “TII”.

As of May 13, 2026, there were 98,288,104 of our common shares issued and outstanding.

Our principal executive offices are located at 999 Canada Place, Suite 555, Vancouver, British Columbia, Canada,V6C 3E1, and our main telephone number is (604) 687-1717. Our internet website is www.titanminingcorp.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus or our registration statement of which this prospectus forms a part. You should not consider any information on our website to be a part of this prospectus or our registration statement of which this prospectus forms a part, or use any such information in your decision on whether to purchase our common shares.

RISK FACTORS

Investing in our common shares involves a high degree of risk. Before investing in our common shares, you should carefully consider the risks set forth under “Risk Factors” in our Annual Information Form for the year ended December 31, 2025, which is attached as Exhibit 99.1 to our Annual Report on Form 40-F for the year ended December 31, 2025, filed with the SEC on March 19, 2026, as amended by Amendment No. 1 to our Annual Report on Form 40-F/A, filed with the SEC on March 27, 2026, which are incorporated by reference herein, and in subsequent reports filed by us with the SEC that are incorporated by reference herein, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, results of operations, liquidity, financial condition, and prospects could be materially and adversely affected. In such an event, the market price of our common shares could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained or incorporated by reference in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “believe”, “expect”, “could”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target”, “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans, or intentions. Forward-looking statements in this prospectus include, but are not limited to, statements with respect to:

●	the Company’s 2026 priorities and planned activities at ESM and the Kilbourne Graphite Project;

●	2026 production guidance and related expectations;

●	the Company’s continuing examination of various financing options to expand production and to bolster the Company’s treasury;

●	Mineral Resource estimates;

●	results from economic analyses on ESM;

●	production forecasts;

●	anticipated underground development and access to higher-quality ore bodies at ESM;

●	plans to evaluate and implement operating efficiencies and support future production from existing mining areas, including the #2 and #4 mine complex;

●	exploration, drilling and other work programs across the broader district (including the Company’s expanded mineral tenure) and at the Kilbourne Graphite Project, and the timing and results thereof;

●	the discovery of significant concentrations of germanium and the advancement of test work to evaluate the recovery of germanium identified within existing ESM process streams;

●	the technical and economic viability of recovering germanium as a potential byproduct from zinc operations;

●	advancement of the Kilbourne Graphite Project through feasibility, including anticipated workstreams such as drilling, mine design, metallurgical and process optimization, infrastructure and permitting activities, and customer qualification efforts through the demonstration facility;

●	the continued operation of the Kilbourne Graphite Project demonstration facility and production of natural flake graphite concentrate for customer and government qualification programs;

●	the Company’s expectations regarding downstream process design, partnerships and commercial discussions in support of its integrated U.S. graphite strategy;

●	the timing of any construction decision for the Kilbourne Graphite Project; and

●	the Company’s ability to maintain and enhance financial flexibility through cash flow from ESM, existing financing arrangements and access to capital markets.

We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus or the documents incorporated by reference.

We have based the forward-looking statements in this prospectus and the documents incorporated by reference on our current expectations, estimates, and assumptions about future events. Although we believe that we have a reasonable basis for the forward-looking statements in this prospectus and the documents incorporated by reference, we cannot guarantee that future results, performance, or events and circumstances reflected in such forward-looking statements will be achieved or occur at all. The outcome of the events described in these forward-looking statements is subject to numerous risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements in this prospectus and the documents incorporated by reference. The results, events, and circumstances reflected in such forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in such forward-looking statements.

The forward-looking statements in this prospectus and the documents incorporated by reference relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements in this prospectus or the documents incorporated by reference to reflect events or circumstances after the date of such documents or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in such forward-looking statements, and you should not place undue reliance on such forward-looking statements. The forward-looking statements in this prospectus and the documents incorporated by reference do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

Additionally, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the respective date of this prospectus and the documents incorporated by reference, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to place undue reliance on these statements.

You should read this prospectus and the documents that we incorporate by reference in this prospectus and that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and the documents incorporated by reference by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed under the U.S. Securities Act a registration statement on Form S-8 relating to the common shares. This prospectus forms a part of the registration statement. This prospectus does not contain all of the information included in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common shares you are encouraged to refer to the registration statement and the exhibits that are incorporated by reference into it.

We file reports, including annual reports on Form 40-F (or Form 20-F), and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our Company and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. This information is also available on our website at www.titanminingcorp.com. The information on our website is not incorporated by reference into the registration statement and should not be considered a part of the registration statement or this prospectus.

We are a foreign private issuer, and therefore are exempt from the rules under the U.S. Exchange Act related to the furnishing and content of proxy statements, and our Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act relating to their purchases and sales of our Company’s securities. In addition, we are not required under the U.S. Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the U.S. Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference into this reoffer prospectus:

●	Our Annual Report on Form 40-F for the fiscal year ended December 31, 2025 filed with the SEC on March 19, 2026, as amended by Amendment No. 1 to Form 40-F filed with the SEC on March 27, 2026;

●	Our Report on Form 6-K with the financial statements and management’s discussion and analysis for the three months ended March 31, 2026, furnished to the SEC on May 13, 2026;

●	Our Report on Form 6-K with the management information circular for the annual general meeting of shareholders to be held on June 25, 2026, furnished to the SEC on May 13, 2026;

●	Our Report on Form 6-K with a material change report dated February 9, 2026, furnished to the SEC on February 9, 2026; and

●	The description of our common shares contained under the heading “General Description of Capital Structure” in Exhibit 99.61 to our registration statement on Form 40-F (File No. 001-42955), filed with the SEC on November 13, 2025, as amended on November 18, 2025, and declared effective on November 20, 2025, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act and any document of the type referred to in the list above, as well as Form 6-Ks furnished by us to the SEC that include interim financial statements and related management’s discussion and analysis, information circulars, material change reports, and business acquisition reports, filed or furnished by us subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus shall be deemed to be incorporated by reference into this prospectus and to be a part hereof commencing on the respective dates on which such documents are filed or furnished. We may incorporate by reference into this prospectus any other Form 6-K (or portions thereof) that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and before the date of termination of this offering. In addition to any Form 6-K furnishing the type of documents referred to in the list above (which shall be deemed to be incorporated by reference into this prospectus), any such other Form 6-K (or portions thereof) that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute part of this prospectus; rather only such statement as so modified or superseded shall be considered to constitute part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus, other than the exhibits to those documents, unless such exhibits are specifically incorporated by reference in this prospectus. Requests for such documents should be directed to Titan Mining Corporation, attention: General Counsel, at 999 Canada Place, Suite 555, Vancouver, British Columbia, Canada, V6C 3E1, or by telephone at (604) 687-1717.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of British Columbia, Canada and our principal offices are located in Vancouver, British Columbia, Canada. The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that we have been incorporated under the laws of British Columbia, Canada, that most of our officers and directors are residents of Canada, that some or all of the experts named in this prospectus are residents of Canada, and that all or a substantial portion of their assets and certain of our assets are located outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon us and upon those directors, officers or experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States, predicated upon civil liability of such persons under United States federal or state securities laws. There is doubt as to the enforceability in Canada against us or against our directors, officers or experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of United States courts of liabilities based solely upon the United States federal or state securities laws.

OFFER STATISTICS AND EXPECTED TIMETABLE

The Selling Shareholders may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) up to 294,048 common shares. The actual per share price of the common shares that the Selling Shareholders will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution”.

USE OF PROCEEDS

The offers and resales of our common shares under this prospectus are being conducted by the Selling Shareholders, and we will not receive any of the proceeds from the respective sales of our common shares by the Selling Shareholders. All proceeds from the respective sales of our common shares under this prospectus will be for the respective accounts of the Selling Shareholders. See the sections in this prospectus entitled “Selling Shareholders” and “Plan of Distribution”.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus there have been no material changes to our operations that have occurred since December 31, 2025, and that have not been described in a report on Form 6-K furnished under the U.S. Exchange Act and incorporated by reference into this prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as at March 31, 2026, the date of our most recently filed unaudited interim consolidated financial statements. This table should be read in conjunction with our unaudited interim consolidated financial statements and the related notes and management’s discussion and analysis of financial condition and results of operations in respect of those statements that are incorporated by reference in this prospectus.

(US$ in thousands)	As of March 31, 2026
Components of capital:
Shareholders’ capital	$88,419
Debt	$26,671
Total Capitalization	$115,090

DILUTION

We are registering for resale up to 294,048 common shares. Sales of substantial amounts of our common shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our common shares. We cannot predict if and when the Selling Shareholders may sell the common shares in the public markets, if at all. Furthermore, in the future, we may issue additional common shares or other equity or debt securities convertible into common shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

SELLING SHAREHOLDERS

This prospectus relates to the reoffer and resale from time to time by the Selling Shareholders of up to 294,048 common shares issued upon exercise of options acquired by the Selling Shareholders under our Stock Option Plan.

The following table sets forth (i) the number and percentage of common shares beneficially owned by each Selling Shareholder as of May 13, 2026, (ii) the number of common shares being offered for resale under this prospectus by each Selling Shareholder, and (iii) the number and percentage of common shares that each Selling Shareholder will beneficially own immediately following the completion of the offering, assuming that (a) all common shares being offered for resale under this prospectus are sold, (b) no other common shares beneficially owned by each respective Selling Shareholder are also sold, and (c) no Selling Shareholder will acquire additional common shares prior to the completion of the offering. The Selling Shareholders may sell any, all or none of the common shares being offered for resale under this prospectus, and we do not know when or in what amount the Selling Shareholders may sell such common shares. The inclusion of such common shares in the table below does not necessarily represent a present intention by the Selling Shareholders to sell any or all of such common shares. However, for the purposes of the table below, we have assumed that, after the completion of the offering, all common shares covered by this prospectus have been sold. We have based percentage ownership of our common shares on 98,288,104 common shares outstanding as of May 13, 2026.

The amount of common shares that may be reoffered or resold by means of this prospectus by each Selling Shareholder, and any other person with whom such Selling Shareholder is acting in concert for the purpose of selling such common shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the U.S. Securities Act.

Beneficial ownership is determined in accordance with Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), is generally determined by voting power and/or investment power with respect to such securities, and, for purposes of the following table, includes common shares issuable pursuant to stock options, warrants or other derivative securities that are exercisable, vested or convertible as of May 13, 2026 or that will become exercisable, vested or convertible within 60 days after May 13, 2026. Common shares issuable pursuant to stock options, warrants or other derivative securities are deemed outstanding for purposes of computing the beneficial ownership percentage of such Selling Shareholder holding such securities, but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other Selling Shareholder. Unless otherwise noted below, to our knowledge, all common shares set forth in the following table are owned of record by such Selling Shareholder named as beneficial owner thereof, and such Selling Shareholder has sole voting and investment power with respect to such common shares, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Shareholders, no Selling Shareholder is a broker-dealer or an affiliate of a broker dealer.

Except as noted in the footnotes to the following table, the address for each of the Selling Shareholders named in the table below is c/o Titan Mining Corporation, 999 Canada Place, Suite 555, Vancouver, British Columbia, Canada, V6C 3E1.

	Common Shares Beneficially Owned Prior to the Offering(1)		Common Shares Being Registered for	Common Shares Beneficially Owned After the Offering(3)
Name of Selling Shareholder	Number	Percent	Resale(2)	Number	Percent
Donald Taylor(4)	4,504,391	4.5%	53,676	4,450,715	4.5%
William Mulrow(5)	466,666	*	100,000	366,666	*
John Boehner(6)	418,204	*	51,538	366,666	*
George Pataki(7)	418,204	*	51,538	366,666	*
Joel Rheault(8)	315,075	*	37,296	277,779	*

*	Represents less than 1% of the Company’s total outstanding common shares.

(1)	In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all common shares subject to options, warrants or other derivative securities held by that person that are exercisable, vested or convertible as of May 13, 2026 or that will become exercisable, vested or convertible within 60 days after May 13, 2026, but we did not deem these common shares outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Reflects our common shares offered under this prospectus.

(3)	In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all common shares subject to options, warrants or other derivative securities held by that person that are exercisable, vested or convertible as of May 13, 2026 or that will become exercisable, vested or convertible within 60 days after May 13, 2026, but we did not deem these common shares outstanding for the purpose of computing the percentage ownership of any other person. We further presumed that the person sold all common shares eligible to be resold in this offering, but retained ownership of all other common shares beneficially owned as of May 13, 2026.

(4)	Mr. Taylor’s beneficial ownership includes: (i) 53,676 common shares previously issued upon exercise of options granted under the Company’s Stock Option Plan, which are being registered for resale pursuant to this reoffer prospectus; and (ii) 1,033,334 common shares issuable upon exercise of currently vested options that are exercisable within 60 days of May 13, 2026. Mr. Taylor is Vice Chair and a director of the Company.

(5)	Mr. Mulrow’s beneficial ownership includes: (i) 100,000 common shares previously issued upon exercise of options granted under the Company’s Stock Option Plan, which are being registered for resale pursuant to this reoffer prospectus; and (ii) 366,666 common shares issuable upon exercise of currently vested options that are exercisable within 60 days of May 13, 2026. Mr. Mulrow is a director of the Company.

(6)	Mr. Boehner’s beneficial ownership includes: (i) 51,538 common shares previously issued upon exercise of options granted under the Company’s Stock Option Plan, which are being registered for resale pursuant to this reoffer prospectus; and (ii) 366,666 common shares issuable upon exercise of currently vested options that are exercisable within 60 days of May 13, 2026. Mr. Boehner is a director of the Company.

(7)	Mr. Pataki’s beneficial ownership includes: (i) 51,538 common shares previously issued upon exercise of options granted under the Company’s Stock Option Plan, which are being registered for resale pursuant to this reoffer prospectus; and (ii) 366,666 common shares issuable upon exercise of currently vested options that are exercisable within 60 days of May 13, 2026. Mr. Pataki is a director of the Company.

(8)	Mr. Rheault’s beneficial ownership includes: (i) 37,296 common shares previously issued upon exercise of options granted under the Company’s Stock Option Plan, which are being registered for resale pursuant to this reoffer prospectus; and (ii) 277,779 common shares issuable upon exercise of currently vested options that are exercisable within 60 days of May 13, 2026. Mr. Rheault is Vice President Operations of the Company.

PLAN OF DISTRIBUTION

We are registering the offer and resale of our common shares covered by this prospectus to permit the Selling Shareholders to conduct offers and resales of these common shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sales of our common shares offered by the Selling Shareholders under this prospectus. The aggregate proceeds to the Selling Shareholders from the sale of our common shares will be the purchase price of the common shares less any discounts and commissions. The Selling Shareholders reserve the right to accept or reject any proposed purchases of the common shares offered by this prospectus.

The common shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Shareholders, or

●	through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Shareholders or the purchasers of the common shares.

Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the common shares offered by this prospectus may be deemed to be “underwriters” within the meaning of the U.S. Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the U.S. Securities Act. Underwriters are subject to the prospectus delivery requirements under the U.S. Securities Act and may be subject to certain statutory liabilities under the U.S. Securities Act and the U.S. Exchange Act. We will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements under the U.S. Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between any of the Selling Shareholders and any underwriter, broker-dealer, or agent regarding the sale of common shares by any of the Selling Shareholders.

The common shares offered by this prospectus may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

Sales of the common shares offered by this prospectus may be effected in one or more transactions:

●	on the NYSE American, the Toronto Stock Exchange or any other national securities exchange or quotation service on which our common shares may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on such securities exchanges or quotation services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of common shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Shareholder(s), the aggregate amount of common shares being offered, and the terms of the offering, including, to the extent required, (i) the name or names of any underwriters, broker-dealers, or agents, (ii) any discounts, commissions, and other terms constituting compensation to any such underwriters, broker-dealers, or agents, and (iii) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Shareholders will act independently from us in making decisions with respect to the timing, manner, and size of each resale or other transfer of the common shares offered by this prospectus. There can be no assurance that the Selling Shareholders will sell any or all of the common shares offered by this prospectus. Additionally, we cannot assure you that the Selling Shareholders will not transfer, distribute, devise, or gift common shares by other means not described in this prospectus. Furthermore, any common shares covered by this prospectus that qualify for sale under Rule 144 under the U.S. Securities Act may be sold under Rule 144 rather than under this prospectus. Common shares may be sold in certain states only through registered or licensed brokers or dealers, and in certain states, common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the common shares offered by this prospectus will be subject to the U.S. Exchange Act. The U.S. Exchange Act rules include, without limitation, Regulation M, which may limit the timing of sales and purchases of any common shares by the Selling Shareholders or any other person. Additionally, Regulation M may restrict the ability of any person engaged in the distribution of common shares to engage in market-making activities with respect to the particular common shares being distributed. This may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

The Selling Shareholders may indemnify any underwriter or broker that participates in transactions involving the sale of the common shares offered by this prospectus against certain liabilities, including liabilities arising under the U.S. Securities Act.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our common shares are listed on the Toronto Stock Exchange under the symbol “TI” and on the NYSE American under the symbol “TII”.

We are authorized to issue an unlimited number of common shares without par value.

A description of our common shares is set forth under the heading “Capital Structure” and “Dividends” in our Annual Information Form for the fiscal year ended December 31, 2025, which is attached as Exhibit 99.1 to our Annual Report on Form 40-F for the year ended December 31, 2025, filed with the SEC on March 19, 2026, as amended by Amendment No. 1 to our Annual Report on Form 40-F/A, filed with the SEC on March 27, 2026, which are incorporated herein by reference. The foregoing description is only a summary of certain terms and conditions of our common shares and is qualified in its entirety by reference to our Articles (as defined below), which have been filed as an exhibit to the registration statement of which this prospectus forms a part.

DESCRIPTION OF ARTICLES

1.	The Company was incorporated to carry on business without restrictions under the Business Corporations Act (British Columbia) (the “BCBCA”) as “Triton Mining Corporation” on October 15, 2012, with registration number BC0952775 on November 10, 2016, the Company changed its name to its current name “Titan Mining Corporation”.

1100951 B.C. Ltd. was incorporated under the BCBCA on December 20, 2016, with registration number BC1100951. 1100951 B.C. Ltd. remains as the wholly owned subsidiary of the Company.

The Company’s Notice of Articles and Articles (collectively, the “Articles”) do not specify the objects or purposes of the Company.

2.	A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the BCBCA.

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(2)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

The Articles do not contain an age limit requirement for the retirement or non-retirement of directors and they do not require directors to hold a minimum number of shares of the Company to qualify as a director.

3.	Subject to the provisions of the following paragraph, the Company may by board resolution subdivide or consolidate all or any of its unissued, or fully paid, shares.

Subject to the provisions of the following paragraph and the BCBCA, the Company may by special resolution:

(1)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(2)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(3)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(4)	if the Company is authorized to issue shares of a class of shares with par value:

(a)	decrease the par value of those shares; or

(b)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(5)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(6)	alter the identifying name of any of its shares; or

(7)	otherwise alter its shares or authorized share structure or permitted to do so by the BCBCA.

Subject to the BCBCA, the Company may by special resolution:

(1)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

If the BCBCA does not specify the type of resolution and the Articles do not specify another type of resolution, the Company may by special resolution alter the Articles.

4.	Unless an annual general meeting is deferred or waived in accordance with the BCBCA, the Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the BCBCA to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any such unanimous resolution, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

The directors may, whenever they think fit, call a meeting of shareholders. The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the BCBCA, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

If a meeting of shareholders is to consider special business within the meaning set out in the Articles, the notice of meeting must:

(1)	state the general nature of the special business; and

(2)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

5.	Except as provided in the Investment Canada Act (Canada), there are no limitations specific to the rights of non-Canadians to hold or vote our shares under the laws of Canada or in our charter documents.

There are no limitations on the right to own securities of our company by non-resident or foreign shareholders imposed either by the BCBCA or our Articles.

There are no limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights under the BCBCA or our Articles.

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(a)	past services performed for the Company;

(b)	property;

(c)	money; and

(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under the Articles.

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

6.	The Articles contain no provisions that would have an effect of delaying, deferring or preventing a change of control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving the Company (or any of its subsidiaries). However, certain types of change of control transactions will require shareholder approval of the Company’s shareholders and calling the necessary shareholder meeting for such transaction would delay the completion of the transaction.

7.	There are no provisions in the Articles that require disclosure of share ownership above a specified threshold.

8.	The conditions imposed by the Articles governing changes in the Company’s capital that are more stringent than the BCBCA are outlined in paragraph 3 above.

EXCHANGE CONTROLS

There are no governmental laws, decrees, regulations or other legislation, including foreign exchange controls, in Canada which may affect the export or import of capital or that may affect the remittance of dividends, interest or other payments to non-resident holders of the Company’s securities. Any remittances of dividends to United States residents, however, are subject to a withholding tax pursuant to the Income Tax Act (Canada) and the Canada-U.S. Income Tax Convention (1980), each as amended. (See “Material Canadian Federal Income Tax Considerations - Non-Residents of Canada” below.) Remittances of interest to U.S. residents that deal with the Company at arm’s length are generally not subject to withholding taxes except in limited circumstances, including those involving participating interest payments. Certain other types of remittances, such as royalties paid to U.S. residents, may be subject to a withholding tax depending on all of the circumstances.

TAXATION

Material Canadian Federal Income Tax Considerations

The following is, as of the date of this prospectus, a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Canadian Tax Act”), generally applicable to an investor who acquires our common shares (“Shares”) pursuant to this offering and who, for the purposes of the Canadian Tax Act and at all relevant times, deals at arm’s length with the Company, is not affiliated with the Company and who acquires and holds the Shares as capital property (a “Holder”). Generally, the Shares will be considered to be capital property to a Holder thereof provided that the Holder does not use the Shares in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary does not apply to a Holder (i) that is a “financial institution” for the purposes of the mark-to-market rules contained in the Canadian Tax Act; (ii) that is a “specified financial institution” as defined in the Canadian Tax Act; (iii) if an interest in such a Holder is a “tax shelter” or a “tax shelter investment,” each as defined in the Canadian Tax Act; (iv) a holder that reports its “Canadian tax results,” as defined in the Canadian Tax Act, in a currency other than Canadian currency; (v) that has or will enter into a “derivative forward agreement” or a “synthetic disposition arrangement”, as those terms are defined in the Canadian Tax Act, with respect to the Shares; or (vi) that receives dividends on the Shares under or as part of a “dividend rental arrangement”, as defined in the Canadian Tax Act, with respect to the Shares. In addition, this summary does not address the deductibility of interest by a holder who has borrowed money to acquire Shares. Such Holders should consult their own tax advisors with respect to the consequences of acquiring Shares.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada that is, or becomes, or does not deal at arm’s length for purposes of the Canadian Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of Shares, controlled by a non-resident corporation or a non-resident person or group of persons (comprised of any combination of non-resident corporations, non-resident individuals or non-resident trusts) that do not deal with each other at arm’s length for the purposes of the “foreign affiliate dumping” rules in Section 212.3 of the Canadian Tax Act.

This summary is based upon the current provisions of the Canadian Tax Act and the regulations thereunder (the “Regulations”), in force as of the date hereof and the Company’s understanding of the current published administrative and assessing practices of the Canada Revenue Agency (the “CRA”). This summary takes into account all specific proposals to amend the Canadian Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form or at all. This summary does not otherwise take into account any changes in law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial decision or action, nor does it take into account or consider any provincial, territorial or foreign income tax considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder and no representations with respect to the income tax consequences to any holder or prospective holder are made. Consequently, holders and prospective holders of Shares should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring Shares pursuant to this offering, having regard to their particular circumstances.

All amounts in a currency other than the Canadian dollar relevant in computing a Holder’s liability under the Canadian Tax Act with respect to the acquisition, holding or disposition of Shares must generally be converted into Canadian dollars using the single daily exchange rate quoted by the Bank of Canada for the day on which the amount arose or such other rate of exchange that is acceptable to the CRA.

Residents of Canada

The following section of this summary applies to a Holder who, for the purposes of the Canadian Tax Act, is or is deemed to be resident in Canada at all relevant times (a “Canadian Resident Holder”). Certain Canadian Resident Holders whose Shares might not constitute capital property may in certain circumstances make an irrevocable election in accordance with subsection 39(4) of the Canadian Tax Act to deem the Shares, and every other “Canadian security” as defined in the Canadian Tax Act, held by such Canadian Resident Holder, in the taxation year of the election and each subsequent taxation year to be capital property. Canadian Resident Holders should consult their own tax advisors regarding this election.

Dividends

Dividends received or deemed to be received on the Shares will be included in computing a Canadian Resident Holder’s income. In the case of an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable in respect of “taxable dividends” received from “taxable Canadian corporations” (each as defined in the Canadian Tax Act). An enhanced dividend tax credit will be available to individuals in respect of “eligible dividends” designated by the Company to the Canadian Resident Holder in accordance with the provisions of the Canadian Tax Act. There may be limitations on the ability of the Company to designate dividends as eligible dividends.

Dividends received or deemed to be received by a corporation that is a Canadian Resident Holder on the Shares must be included in computing its income but generally will be deductible in computing its taxable income. In certain circumstances, subsection 55(2) of the Canadian Tax Act will treat a taxable dividend received by a Canadian Resident Holder that is a corporation as proceeds of disposition or a capital gain. A Canadian Resident Holder that is a corporation should consult its own tax advisors having regard to its own circumstances.

A Canadian Resident Holder that is a “private corporation” as defined in the Canadian Tax Act and certain other corporations controlled, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) generally will be liable to pay an additional tax on dividends received or deemed to be received on the Shares to the extent such dividends are deductible in computing taxable income. Such additional tax may be refundable in certain circumstances.

Dispositions of Shares

Upon a disposition (or a deemed disposition) of a Share (other than to the Company, unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market), a Canadian Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of such Share, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of such Share to the Canadian Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “Capital Gains and Capital Losses.”

The adjusted cost base to a Canadian Resident Holder of a Share acquired pursuant to this offering will be averaged with the adjusted cost base of any other of the Company’s common shares held by such Canadian Resident Holder as capital property for the purposes of determining the Canadian Resident Holder’s adjusted cost base of each common share.

Capital Gains and Capital Losses

A Canadian Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized in the year. Subject to and in accordance with the provisions of the Canadian Tax Act, a Canadian Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized in the year by such Canadian Resident Holder. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such year to the extent and under the circumstances described in the Canadian Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of Shares by a Canadian Resident Holder that is a corporation may be reduced by the amount of dividends received or deemed to have been received by it on such shares or shares substituted for such shares to the extent and in the circumstances specified by the Canadian Tax Act. Similar rules may apply where a Canadian Resident Holder that is a corporation is a member of a partnership or beneficiary of a trust that owns such shares directly or indirectly through a partnership or a trust. Canadian Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Canadian Resident Holder that is: (i) throughout the relevant taxation year a “Canadian-controlled private corporation” or (ii) at any time during the relevant taxation year a “substantive CCPC” (each, as defined in the Canadian Tax Act) may also be liable to pay an additional refundable tax on its “aggregate investment income” (as defined in the Canadian Tax Act) for the year, which will include taxable capital gains.

Alternative Minimum Tax

Capital gains realized and dividends received by a Canadian Resident Holder that is an individual or a trust, other than certain specified trusts, may give rise to alternative minimum tax under the Canadian Tax Act. Such Canadian Resident Holders should consult their own advisors with respect to the application of alternative minimum tax.

Non-Residents of Canada

The following section of this summary is generally applicable to a Holder who, for the purposes of the Canadian Tax Act, and at all relevant times: (i) has not been and will not be deemed to be resident in Canada; and (ii) does not use or hold the Shares or in the course of carrying on a business, or part of a business, in Canada (each a “Non-Canadian Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Canadian Holder that is an insurer carrying on business in Canada and elsewhere or that is an “authorized foreign bank” as defined in the Canadian Tax Act. Such a Non-Canadian Holder should consult its own tax advisors.

The term “U.S. Holder”, for the purposes of this summary, means a Non-Canadian Holder who, for purposes of the Canada-United States Tax Convention (1980) (the “Treaty”), is at all relevant times a resident of the United States and is a “qualifying person” within the meaning of the Treaty.

Dividends

Dividends on the Shares paid or credited or deemed to be paid or credited to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty. Under the Treaty, the rate of withholding tax on dividends paid or credited to a U.S. Holder that is the beneficial owner of the dividend is generally limited to 15% of the gross amount of the dividend, or 5% in the case of a U.S. Holder that is a corporation which owns at least 10 per cent of the voting stock of the Company. Not all persons who are residents of the U.S. for purposes of the Treaty will qualify for the benefits of the Treaty. Non-Canadian Holders that are resident in the U.S. are advised to consult their tax advisors in this regard. The rate of withholding tax on dividends may also be reduced under other bilateral income tax treaties or conventions to which Canada is a signatory. However, the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting (the “MLI”), of which Canada is a signatory, affects many of Canada’s bilateral tax treaties (but not the Treaty), including the ability to claim benefits thereunder. Non-Canadian Holders that are resident of countries other than the U.S. should consult their own tax advisors in this regard.

Dispositions of Shares

A Non-Canadian Holder generally will not be subject to tax under the Canadian Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Share nor will capital losses arising therefrom be recognized under the Canadian Tax Act, unless the Share constitutes “taxable Canadian property” to the Non-Canadian Holder thereof for purposes of the Canadian Tax Act, and the gain is not exempt from Canadian federal income tax pursuant to the terms of an applicable tax treaty.

Generally the Shares acquired pursuant to this offering will not be “taxable Canadian property” to a Non-Canadian Holder if the common shares of the Company are listed on a “designated stock exchange”, as defined in the Canadian Tax Act (which currently includes the Toronto Stock Exchange and the NYSE American) at the time of disposition, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (i) one or any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder did not deal at arm’s length, or (c) partnerships in which the Non-Canadian Holder or a person with whom the Non-Canadian Holder did not deal at arm’s length holds a membership interest (directly or indirectly through one or more partnerships), owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of such shares was derived directly or indirectly from one, or any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act) or an option, an interest or right in such property, whether or not such property exists. Notwithstanding the foregoing, a Share may otherwise be deemed to be taxable Canadian property to a Non-Canadian Holder for purposes of the Canadian Tax Act. Even if the Shares are taxable Canadian property to a Non-Canadian Holder, such Non-Canadian Holder may be exempt from tax under the Canadian Tax Act on the disposition of such Shares by virtue of an applicable income tax treaty or convention.

A Non-Canadian Holder’s capital gain (or capital loss) in respect of Shares that constitute or are deemed to constitute taxable Canadian property (and are not “treaty-protected property” as defined in the Canadian Tax Act) will generally be computed and included in income in the manner described above under the subheadings “Residents of Canada - Dispositions of Shares” and “Residents of Canada - Capital Gains and Capital Losses”.

Non-Canadian Holders whose Shares may be taxable Canadian property should consult their own tax advisors.

SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CANADIAN OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY NON-U.S., STATE OR LOCAL TAXES.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of our common shares (“Shares”) acquired from an initial holder of such Shares.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of securities pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of the securities. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the securities.

No ruling from the U.S. Internal Revenue Service (“IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership or disposition of Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS and U.S. court decisions, that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of the securities acquired pursuant to this offering that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own securities as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired the securities in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold the securities other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are subject to special tax accounting rules or required to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement; (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares; (k) are U.S. expatriates or former long-term residents of the U.S.; or (l) are subject to taxing jurisdictions other than, or in addition to, the United States. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the securities.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such owners. This summary does not address the tax consequences to any such entity or arrangement or owner. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of the securities.

Passive Foreign Investment Company Rules

If we are considered a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”) at any time during a U.S. Holder’s holding period, the following sections will generally describe the potentially adverse U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of the securities.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

We generally will be a PFIC for any tax year in which (a) 75% or more of our gross income for such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by us from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any of our subsidiaries which is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax under the “Default PFIC Rules Under Section 1291 of the Code” discussed below on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of the securities are made. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of the securities.

Based upon the current and expected composition of our income and assets, we believe that we were not a PFIC for the taxable year ended December 31, 2025 and expect that we will not be a PFIC for the current taxable year. Because our PFIC status must be determined annually with respect to each taxable year and will depend on the composition and character of our assets and income, which may be volatile) over the course of such taxable year, we may become a PFIC in the current and subsequent taxable year. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current or any future taxable year. In addition, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, which may result in us being or becoming a PFIC in the current or subsequent years.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership, and disposition of the securities will depend on whether such U.S. Holder makes a “qualified electing fund” or “QEF” election (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to the Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be taxable as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of the securities and (b) any excess distribution received on the securities. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the securities, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of the securities of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such securities (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the securities. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds the securities, it will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether it ceases to be a PFIC in one or more subsequent tax years. If we cease to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to the Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such securities were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a QEF Election for the first tax year in which its holding period of its Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely QEF Election generally may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and will adjust such U.S. Holder’s tax basis in the Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Shares in which we were a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if we do not satisfy the record keeping requirements that apply to a qualified electing fund or we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions. U.S. Holders should be aware that, for each tax year, if any, that we are a PFIC, we can provide no assurances that we will satisfy the record-keeping requirements or make available to U.S. Holders a PFIC Annual Information Statement or any other information such U.S. Holders require to make a QEF Election.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to the Shares only if such shares are marketable stock. The Shares generally will be “marketable stock” if the Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the U.S. Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the Shares are “regularly traded” as described in the preceding sentence, such shares are expected to be marketable stock. There can be no assurance that the Shares will be “regularly traded” in subsequent calendar quarters. U.S. Holders should consult their own tax advisors regarding the marketable stock rules. The balance of this discussion generally assumes that a Mark-to-Market Election may be made with respect to the Shares.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the Shares and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Shares as of the close of such tax year over (b) such U.S. Holder’s tax basis in such securities. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Shares, over (ii) the fair market value of such securities (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of such securities, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the securities cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of securities that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which the securities are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules will apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses the securities as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such securities.

In addition, a U.S. Holder who acquires securities from a decedent will not receive a “step up” in tax basis of such securities to fair market value.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the securities.

General Rules Applicable to U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of the Shares

The following discussion describes the general rules applicable to the ownership and disposition of the Shares, but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”

Distributions on Shares

In general, subject to the PFIC rules discussed above, the gross amount of any distribution received by a U.S. Holder with respect to the Shares (including amounts withheld to pay Canadian withholding taxes) will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in such securities and thereafter as gain from the sale or exchange of such securities (see “Sale, Exchange or Other Taxable Disposition of Shares” below). However, because the Company does not expect to maintain calculations of the Company’s earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect that a distribution will generally be treated as a dividend for U.S. federal income tax purposes.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (ii) with respect to any dividend it pays on Shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Canada for purposes of, and are eligible for the benefits of, the Treaty, which the IRS has determined is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision, although there can be no assurance in this regard. Further, our Offered Common Shares will generally be considered to be readily tradable on an established securities market in the United States if they remain listed on the NYSE American. Therefore, subject to the PFIC rules discussed, if the Treaty is applicable, or if the Shares are readily tradable on an established securities market in the United States, dividends paid on Shares will generally be “qualified dividend income” in the hands of non-corporate U.S. Holders, provided that certain conditions are met, including conditions relating to holding period and the absence of certain risk reduction transactions. Each non-corporate U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

Distributions to a U.S. Holder with respect to the Shares may be subject to Canadian non-resident withholding tax. Any Canadian withholding tax paid will not reduce the amount treated as received by the U.S. Holder for U.S. federal income tax purposes. However, subject to limitations imposed by U.S. law, a U.S. Holder may be eligible to receive a foreign tax credit for the Canadian withholding tax. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances, including the impact of, and any exception available to, the special income sourcing rule described in this paragraph. U.S. Holders who do not elect to claim a foreign tax credit may be able to claim an ordinary income tax deduction for Canadian income tax withheld, but only for a taxable year in which the U.S. Holder elects to do so with respect to all non-U.S. income taxes paid or accrued in such taxable year.

Sale, Exchange or Other Taxable Disposition of Shares

Subject to the PFIC rules discussed above, upon a sale, exchange or other taxable disposition of the Shares, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition and the adjusted tax basis of such Shares. If any foreign tax is imposed on the sale, exchange or other disposition of the Shares, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the disposition before deduction of the tax. A U.S. Holder’s initial tax basis in the Shares generally will equal the cost of such Shares. Such gain or loss will be a long-term capital gain or loss if the Shares have been held for more than one year and will be short-term gain or loss if the holding period is equal to or less than one year. Such gain or loss generally will be considered U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are eligible for reduced rates of taxation. For both corporate and non-corporate U.S. Holders, limitations apply to the deductibility of capital losses.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of the securities generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the securities generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Information Reporting and Backup Withholding

Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a non-U.S. entity. U. S. Holders may be subject to these reporting requirements unless the securities are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938. In addition, U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, and, if applicable, filing obligations relating to the PFIC rules, including possible reporting on an IRS Form 8621.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the Shares generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments may be exempt from the dividend withholding tax rules or otherwise eligible for a reduced withholding rate. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SHARES. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE SECURITIES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

EXPENSES

The following is an estimate of the expenses that we expect to incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$1,624.40
Legal fees and expenses	$85,000
Accounting fees and expenses	$7,500
Miscellaneous	$5,000
Total	$99,124.40

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to our directors, officers or persons controlling the Company pursuant to the provisions of our Articles, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the U.S. Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or person controlling the registrant in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the U.S. Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the common shares being offered by this prospectus will be passed upon for us by Borden Ladner Gervais LLP, Vancouver, British Columbia, Canada. Troutman Pepper Locke LLP, Boston, Massachusetts, has advised us with respect to certain U.S. legal matters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2025 and 2024, and for the years then ended, as set forth in its report thereon. Such consolidated financial statements have been incorporated by reference into this prospectus and the registration statement, of which this prospectus is a part, in reliance on the report of Ernst & Young LLP, given on their authority as experts in accounting and auditing. Ernst & Young LLP is independent with respect to us in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board on auditor independence.

Information relating to the Empire State Mine in this prospectus and the documents incorporated by reference herein and therein has been derived from the Technical Report titled “Empire State Mines 2025 NI 43-101 Technical Report” with an effective date of December 1, 2025 prepared by Donald R. Taylor, MSc., PG of Titan Mining Corporation, Todd McCracken, P.Geo of BBA USA Inc., Bahareh Asi, P.Eng. of BBA USA Inc., David Willock, P.Eng. of BBA USA Inc., Deepak Malhotra, P.Eng. of Forte Dynamics, Inc., Oliver Peters, MSc, P.Eng., MBA of Metpro Management Inc., Derick de Wit, FAusIMM of Dorfner Anzaplan UK Limited, and Steven M. Trader, PG, CPG of Alpha Geoscience, and this information has been included in reliance on such persons’ expertise. Messrs. Taylor, McCracken, Asi, Willock, Malhotra, Peters, de Wit, and Trader are each a qualified person and, except for Mr. Taylor, are independent of the Company, as such terms are defined in NI 43-101.

TITAN MINING CORPORATION

294,048 Common Shares

REOFFER PROSPECTUS

Part II — Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

Titan Mining Corporation (the “Company”) incorporates by reference in this registration statement the following information:

●	The Company’s Annual Report on Form 40-F for the fiscal year ended December 31, 2025 filed with the SEC on March 19, 2026, as amended by Amendment No. 1 to Form 40-F filed with the SEC on March 27, 2026;

●	The Company’s Report on Form 6-K with the financial statements and management’s discussion and analysis for the three months ended March 31, 2026, furnished to the SEC on May 13, 2026;

●	The Company’s Report on Form 6-K with the management information circular for the annual general meeting of shareholders to be held on June 25, 2026, furnished to the SEC on May 13, 2026;

●	The Company’s Report on Form 6-K with a material change report dated February 9, 2026, furnished to the SEC on February 9, 2026; and

●	The description of the Company’s common shares contained under the heading “General Description of Capital Structure” in Exhibit 99.61 to the Company’s registration statement on Form 40-F (File No. 001-42955), filed with the SEC on November 13, 2025, as amended on November 18, 2025, and declared effective on November 20, 2025, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and any document of the type referred to in the list above, as well as Form 6-Ks furnished by the Company to the SEC that include interim financial statements and related management’s discussion and analysis, information circulars, material change reports, and business acquisition reports, filed or furnished by the Company subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof commencing on the respective dates on which such documents are filed or furnished. The Company may incorporate by reference into this registration statement any other Form 6-K (or portions thereof) that is submitted to the SEC after the date of the filing of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. In addition to any Form 6-K furnishing the type of documents referred to in the list above (which shall be deemed to be incorporated by reference into this registration statement), any such other Form 6-K (or portions thereof) that the Company intends to so incorporate shall state in such form that it is being incorporated by reference into this registration statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute part of this registration statement; rather only such statement as so modified or superseded shall be considered to constitute part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Division 5 of Part 5 of the Business Corporations Act of British Columbia (the “BCBCA”) consists of Sections 159 through 165. Section 160 provides that a corporation may: (i) indemnify an individual who is or was a director or officer of the company, is or was a director of another corporation at a time when the corporation is or was an affiliate of the company or at the request of the company, or at the request of the company, is or was or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity (an “Eligible Party”) against judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, a proceeding in which an Eligible Party or any of the heirs and personal or other legal representatives of the Eligible Party, by reason of the Eligible Party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to the proceeding (an “Eligible Proceeding”); and/or (ii) pay the expenses of an Eligible Party actually and reasonably incurred by the Eligible Party in respect of such an Eligible Proceeding after final disposition. Section 161 provides that a British Columbia corporation must pay the expenses actually and reasonably incurred by an Eligible Party in respect of an Eligible Proceeding if the Eligible Party has not been reimbursed for those expenses and is wholly successful in the outcome of the proceeding, on the merits or otherwise or is substantially successful on the merits in the outcome of the proceeding. Notwithstanding the foregoing, Section 163 prohibits a British Columbia corporation from granting such an indemnity or paying such expenses to an Eligible Party if:

(a)	the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time the agreement to give indemnity was made, the corporation was prohibited from agreeing to grant it by its memorandum or articles;

(b)	the indemnity or payment is made otherwise than under an earlier agreement to indemnify and, at the time the indemnity or payment is made, the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)	in relation to the subject matter of the Eligible Proceeding, the Eligible Party did not act honestly and in good faith with a view to the best interests of the corporation or associated corporation, as the case may be;

(d)	in the case of an Eligible Proceeding other than a civil proceeding, if the Eligible Party did not have reasonable grounds for believing his or her conduct in respect of which the proceeding was brought was lawful.

Section 164 of the BCBCA provides that, regardless of whether the payment of expenses or indemnification has been sought, authorized or declined under Division 5, on the application of a corporation or an Eligible Party, the court may do one or more of the following:

(a)	order a corporation to indemnify an Eligible Party against any liability incurred in respect of an Eligible Proceeding;

(b)	order a corporation to pay some or all of the expenses incurred by an Eligible Party in respect of an Eligible Proceeding;

(c)	order the enforcement of, or a payment under, an agreement of indemnification entered into by the corporation;

(d)	order a corporation to pay some or all expenses actually and reasonably incurred by any person in obtaining a court order under Section 164 of the BCBCA; or

(e)	make any other order that the court deems appropriate.

The articles of the registrant provide that, subject to the BCBCA, the registrant must indemnify a director or former director of the registrant and his or her heirs and legal personal representatives against all eligible penalties (as defined in the articles of the registrant) to which such person is or may be liable, and the registrant must, after the final disposition of an eligible proceeding (as defined in the articles of the registrant), pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the registrant on the terms of this indemnity. In addition, the articles of the registrant provide that, subject to any restrictions in the BCBCA, the registrant may indemnify any person. Furthermore, the registrant may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (1) is or was a director, alternate director, officer, employee or agent of the registrant; (2) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the registrant; (3) at the request of the registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or (4) at the request of the registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the U.S. Securities Act, and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

The common shares being reoffered and resold pursuant to the reoffer prospectus were deemed to be exempt from registration under the U.S. Securities Act in reliance on Section 4(a)(2) of the U.S. Securities Act promulgated thereunder, as transactions by an issuer not involving a public offering and pursuant to a written compensatory benefit plan.

Item 8.	Exhibits.

The exhibits listed under the caption “Exhibit Index” of this registration statement are incorporated by reference herein.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the U.S. Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the U.S. Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the U.S. Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The registrant hereby undertakes that, for purposes of determining any liability under the U.S. Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the U.S. Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the U.S. Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the U.S. Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the U.S. Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
4.1*	Articles of Titan Mining Corporation.
4.2*	Titan Mining Corporation form of common share certificate.
4.3*	Titan Mining Corporation Stock Option Plan.
4.4*	Form of Stock Option Plan Certificate under the Titan Mining Corporation Stock Option Plan (included as Exhibit A to Exhibit 4.3 hereto).
4.5*	Restricted Share Unit Plan for Designated Participants of Titan Mining Corporation and its Affiliates.
5.1*	Opinion of Borden Ladner Gervais LLP.
23.1*	Consent of Borden Ladner Gervais LLP (contained in Exhibit 5.1 hereto).
23.2*	Consent of Ernst & Young LLP.
23.3*	Consent of Bahareh Asi, P.Eng.
23.4*	Consent of David Willock, P.Eng.
23.5*	Consent of Deepak Malhotra, SME-RM
23.6*	Consent of Derick de Wit, FAusIMM
23.7*	Consent of Donald R. Taylor, MSc., PG
23.8*	Consent of Oliver Peters, MSc, P.Eng., MBA
23.9*	Consent of Steven M. Trader, PG, CPG
23.10*	Consent of Todd McCracken, P.Geo.
24.1*	Power of Attorney (included on the signature page of this registration statement).
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on May 14, 2026.

Titan Mining Corporation

By:	/s/ Rita Adiani
	Name:	Rita Adiani
	Title:	Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Rita Adiani, Kevin Hart and Tom Ladner, or any of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to prepare, execute and deliver any or all amendments to this registration statement, including post-effective amendments and supplements to this registration statement, registration statements filed pursuant to Rule 429 under the U.S. Securities Act, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the U.S. Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 14, 2026.

Signatures	Title

/s/ Rita Adiani	President and Chief Executive Officer, Director
Rita Adiani	(Principal Executive Officer)

/s/ Kevin Hart	Chief Financial Officer
Kevin Hart	(Principal Financial and Accounting Officer)

/s/ Richard Warke	Executive Chairman
Richard Warke

/s/ Donald R. Taylor	Director
Donald R. Taylor

/s/ John Boehner	Director
John Boehner

/s/ Lenard Boggio	Director
Lenard Boggio

/s/ William Mulrow	Director
William Mulrow

/s/ George Pataki	Director
George Pataki

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Form S-8, solely in its capacity as duly authorized representative of Titan Mining Corporation in the United States, on May 14, 2026.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director